Exhibit 99-1


           SAVANNAH BANCORP REPORTS SECOND QUARTER EARNINGS INCREASE
                 OF 2.6 PERCENT AND ANNOUNCES QUARTERLY DIVIDEND

Tuesday July 15, 11:17 am ET

SAVANNAH, Ga.--(BUSINESS WIRE)--July 15, 2003--The Savannah Bancorp (Nasdaq:
SAVB - News) reported net income for the second quarter 2003 of $1,163,000, up
2.6 percent from $1,134,000 in 2002. Net income per diluted share was 35 cents compared to 34 cents per share in the second quarter of 2002, an increase of 2.9 percent. Per share amounts for 2002 have been restated for a ten-percent stock dividend distributed in February 2003.

Net income for the first six months of 2003 was $2,240,000 compared to $2,163,000 for the same period in 2002, an increase of 3.6 percent. Diluted earnings per share were 67 cents for the first six months of 2003 compared to 65 cents per share in 2002, an increase of 3.1 percent.


Loans totaled $355 million at June 30, 2003 compared with $309 million one year earlier, an increase of 15 percent. Deposits totaled $375 million at June 30, 2003 and $334 million at June 30, 2002, an increase of 12 percent. Demand, savings and money market accounts increased 26 percent over the prior year as a result of focused efforts on core deposit growth and some movement from time deposits to money market accounts due to the low interest rates. Total assets increased 12 percent to $452 million at the end of the second quarter, up from $403 million a year earlier.


Nonperforming assets increased to $2,537,000 or 0.71 percent of total loans at June 30, 2003, from $532,000, or 0.17 percent at June 30, 2002. The increase is primarily attributable to one SBA enhanced credit for $1,684,000 which was placed in nonaccrual status in the fourth quarter 2002 for which the Company anticipates no significant loss. Net loan losses for the second quarter 2003 were $68,000, or 0.08 percent of average loans on an annualized basis. The second quarter provision for loan losses was $265,000 for 2003 and $156,000 in 2002. The provision for loan losses for the first six months of 2003 was $535,000 compared to $312,000 in 2002.


When compared to 2002, the earnings increase for the second quarter included net interest income growth of $312,000 or 8.4 percent, an increase in the provision for loan losses of $109,000 or 70 percent, other income growth of $249,000 or 28 percent and other expense growth of $381,000 or 14 percent. Mortgage loan origination fees increased $256,000 or 103 percent and expenses associated with these fees increased approximately $140,000. Other expense growth for the second quarter was 8.7 percent excluding the mortgage related costs. The net interest margin declined to 3.95 percent from 4.09 percent in the second quarter primarily due to asset growth at lower interest spreads.


Archie H. Davis, President & CEO said, "We continue to experience strong growth rates in loans, core deposits and other income. Pressures on the net interest margin from the low interest rate environment continue to moderate our earnings growth. Cost savings from our operations infrastructure and systems improvements are beginning to be realized."


Today, the Board of Directors declared a regular quarterly cash dividend of 16 cents per share. The record date is July 25, 2003 and the dividend is payable on August 18, 2003.

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



The Savannah Bancorp, Inc., a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust (Richmond Hill, Georgia), is headquartered in Savannah, Georgia. The Company began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.






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

              THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                  SECOND QUARTER FINANCIAL HIGHLIGHTS
                             JUNE 30, 2003 AND 2002
                                   (Unaudited)

PERFORMANCE RATIOS
----------------------------------------------------------------------
(thousands, except per share data)
BALANCE SHEET DATA                                                %
AT JUNE 30                                 2003       2002     Change
----------------------------------------------------------------------
Total assets                             $452,358   $402,544       12
Interest-earning assets                   423,716    378,297       12
Loans                                     354,908    308,697       15
Allowance for loan losses                   4,797      4,041       19
Nonperforming assets                        2,537        532      377
Deposits                                  375,032    334,163       12
Interest-bearing liabilities              344,559    311,315       11
Shareholders' equity                       35,856     33,409      7.3
Allowance for possible
   loan losses to total loans                1.35%      1.31%     3.2
Nonperforming assets to total
   loans                                     0.71%      0.17%     318
Loan to deposit ratio                       94.63%     92.38%     2.4
Equity to assets                             7.93%      8.30%    (4.6)
Tier 1 capital to risk-weighted assets       9.66%     10.53%    (8.3)
Book value per share                       $10.93     $10.18      7.3
Outstanding shares                          3,282      3,281      0.0

                                                                  %
FOR THE SECOND QUARTER                      2003      2002     Change
----------------------------------------------------------------------

NET INCOME                                 $1,163    $1,134       2.6
Return on average assets                     1.06%     1.15%     (7.1)
Return on average equity                    13.14%    13.82%     (4.9)
Net interest margin                          3.95%     4.09%     (3.4)
Efficiency ratio                            60.73%    59.86%      1.5

PER SHARE DATA: (a)
Net income - basic                          $0.35     $0.35       0.0
Net income - diluted                        $0.35     $0.34       2.9
Dividends                                   $0.16     $0.16       0.0

AVERAGE SHARES: (a)
Basic                                       3,282     3,282       0.0
Diluted                                     3,343     3,330       0.4

                                                                  %
FOR THE FIRST SIX MONTHS                    2003      2002     Change
----------------------------------------------------------------------
NET INCOME                                 $2,240    $2,163       3.6
Return on average assets                     1.05%     1.13%     (6.8)
Return on average equity                    12.81%    13.35%     (4.0)
Net interest margin                          4.00%     4.12%     (2.9)
Efficiency ratio                            61.46%    60.74%      1.2

PER SHARE DATA: (a)
Net income - basic                          $0.68     $0.66       3.0
Net income - diluted                        $0.67     $0.65       3.1
Dividends                                   $0.32     $0.30       6.7

AVERAGE SHARES: (a)
Basic                                       3,281     3,280       0.0
Diluted                                     3,342     3,326       0.5

(a) - 2002 restated for a ten-percent stock dividend in February 2003.

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


             THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                          SECOND QUARTER, 2003 AND 2002
                                   (Unaudited)


                                       For the             For the
                                    Quarter Ended     Six Months Ended
(thousands, except per share data)     June 30,             June 30,
----------------------------------------------------------------------
                                    2003      2002      2003      2002
----------------------------------------------------------------------

Interest income                   $5,735    $5,894   $11,412   $11,732
Interest expense                   1,691     2,162     3,424     4,410
----------------------------------------------------------------------
NET INTEREST INCOME                4,044     3,732     7,988     7,322
Provision for loan losses            265       156       535       312
----------------------------------------------------------------------
Net interest income after
  provision for loan losses        3,779     3,576     7,453     7,010
----------------------------------------------------------------------
OTHER INCOME
Trust fees                           100       104       192       188
Service charges on deposit
  accounts                           394       413       800       738
Mortgage origination fees            505       249       888       489
Other income                         129       113       250       217
----------------------------------------------------------------------
   Total other income              1,128       879     2,130     1,632
----------------------------------------------------------------------
OTHER EXPENSE
Salaries and employee benefits     1,909     1,570     3,767     3,107
Occupancy expense                    216       222       420       405
Equipment expense                    198       178       407       357
Other operating expenses             818       790     1,625     1,570
----------------------------------------------------------------------
   Total other expenses            3,141     2,760     6,219     5,439
----------------------------------------------------------------------
Income before provision for
   income taxes                    1,766     1,695     3,364     3,203
Provision for income taxes           603       561     1,124     1,040
----------------------------------------------------------------------
NET INCOME                        $1,163    $1,134    $2,240    $2,163
======================================================================

PER SHARE:  (a)

Net income - basic                 $0.35     $0.35     $0.68     $0.66
======================================================================

Net income - diluted               $0.35     $0.34     $0.67     $0.65
======================================================================

(a) - 2002 restated for a ten-percent stock dividend in February 2003.

             THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2003 AND 2002
                                   (Unaudited)
----------------------------------------------------------------------
(Amounts in thousands, except share data)

                                                         June 30
                                                 ---------------------
                                                    2003         2002
                                                 ---------------------
ASSETS
Cash and due from banks                          $16,359      $17,595
Interest-bearing deposits                         15,817        7,993
Federal funds sold                                12,959       10,235
Investment securities,
   available-for-sale                             43,958       53,569
Loans                                            354,908      308,697
Less allowance for loan losses                    (4,797)      (4,041)
----------------------------------------------------------------------
  Net loans                                      350,111      304,656
Premises and equipment, net                        4,667        4,774
Other real estate owned                              117            0
Other assets                                       8,370        3,722
----------------------------------------------------------------------
  Total assets                                  $452,358     $402,544
======================================================================

LIABILITIES
Deposits:
   Noninterest-bearing demand                    $70,294      $56,024
   Interest-bearing demand                        82,025       60,816
   Savings                                        15,727       13,378
   Money market accounts                          66,665       56,091
   Time, $100,000 and over                        61,643       64,362
   Other time deposits                            78,678       83,492
----------------------------------------------------------------------
     Total deposits                              375,032      334,163
Other short-term borrowings                       19,304       12,446
Federal Home Loan Bank advances                   20,517       20,730
Other liabilities                                  1,649        1,796
----------------------------------------------------------------------
     Total liabilities                           416,502      369,135
----------------------------------------------------------------------
SHAREHOLDERS' EQUITY
 Common stock, par value $1 per
    share: authorized 20,000,000
    shares; issued 3,290,223 in 2003
    and 2,991,378 in 2002                          3,290        2,991
 Preferred stock, par value $1:
    authorized 10,000,000 shares                       -            -
Capital surplus                                   25,109       18,555
Retained earnings                                  6,612       10,930
Treasury stock, at cost, 8,321 and
   8,440 shares in 2003 and 2002                    (147)        (160)
Net unrealized gains (losses) on
   available-for-sale securities                     992        1,093
----------------------------------------------------------------------
  Total shareholders' equity                      35,856       33,409
----------------------------------------------------------------------
  Total liabilities and
   shareholders' equity                         $452,358     $402,544
======================================================================

Contact:
     The Savannah Bancorp, Inc., Savannah
     Archie H. Davis, 912-651-8200 or
     Robert B. Briscoe, 912-651-8225

Source: The Savannah Bancorp, Inc.

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